EXHIBIT 99.1

First Niagara Reports Second Quarter 2016 Results

  Second quarter operating earnings of $0.18 per diluted share
    Second quarter GAAP earnings of $0.11 per diluted share, including merger-related integration expenses and loss associated with de-risking high-yield energy bond exposure
  Average loans increased 4% YOY
    Average commercial loans (CRE and commercial business) up 5% YOY
    Average consumer loans increased 4% YOY
  Average transactional deposit balances increased 6% YOY
    Average interest-bearing checking deposit balances increased 6% YOY
    Average noninterest-bearing deposit balances increased 5% YOY
  Originated net charge-offs averaged 0.27% of originated loans, down 4 basis points YOY

BUFFALO, N.Y., July 29, 2016 (GLOBE NEWSWIRE) -- First Niagara Financial Group, Inc. (NASDAQ:FNFG) today reported GAAP net income available to common shareholders of $38.9 million, or $0.11 per diluted share for the second quarter of 2016, compared to $40.8 million, or $0.11 per diluted share, for the quarter ended March 31, 2016. Excluding the impact of $7 million in after-tax losses on the sale of the company’s entire high-yield energy bond exposure as well as $17 million in after-tax merger-related costs incurred during the second quarter of 2016, operating net income available to common shareholders was $62.7 million, or $0.18 per diluted share.

“Our second quarter performance is more evidence of the strength of our lending and deposit franchises,” said Gary M. Crosby, President and Chief Executive Officer. “During the second quarter, our core businesses continued to demonstrate positive momentum, with 5% year-over-year growth in average commercial loans and 6% growth in average transactional deposit balances.  Consistent with our time-tested policy of prudent and disciplined credit underwriting, our commercial and consumer loan portfolios continue to perform well as evidenced by our stable credit metrics. The First Niagara team delivered this solid performance while at the same time staying very focused on preparing for the completion of our merger with KeyCorp.”

“Given an expected prolonged uncertain economic environment, in early June we significantly de-risked our investment securities portfolio by exiting positions in high-yield energy bonds resulting in an after-tax loss of $7 million,” said Gregory W. Norwood, Chief Financial Officer.  “Noninterest income, excluding this loss, increased 1% from the first quarter driven by higher insurance commissions, increased derivative and syndication volumes and higher mortgage banking income.”

Second Quarter Results

In the second quarter of 2016, First Niagara reported GAAP net income available to common shareholders of $38.9 million, or $0.11 per diluted share, compared to $40.8 million, or $0.11 per diluted share in the first quarter of 2016. Second quarter 2016 results were impacted by $17 million in after-tax merger integration related and restructuring costs as well as $7 million in after-tax losses on the sale of the company’s entire high-yield energy bond exposure. In the first quarter of 2016, after-tax merger integration related and restructuring costs totaled $9 million. Excluding these items, operating net income available to common shareholders was $62.7 million, or $0.18 per diluted share in the second quarter of 2016, compared to $49.9 million, or $0.14 per diluted share in the first quarter of 2016.

Compared to the first quarter of 2016, the change in operating net income available to common shareholders was primarily driven by:

  A $5 million or 2% decrease in net interest income driven primarily by the impact of lower reinvestment rates on cashflows from the investment securities portfolio, and continued mix shift towards non-credit investment securities.
  An $11 million decrease in provision for credit losses from elevated first quarter levels that included a reserve build towards the company’s exposure to scrap metal companies and demolition companies whose profitability is partially dependent on the sale of scrap metal.
  A $1 million or 1% increase in operating noninterest income driven by higher capital markets income due to higher syndication and derivative volumes, higher insurance commissions, and greater mortgage banking revenues.
  A $9 million or 4% decrease in operating noninterest expenses primarily driven by lower employee count and the associated impact on compensation and other benefits expenses, lower professional services and marketing spend, lower building maintenance costs and lower OREO expenses.
  A lower effective tax rate attributable primarily to benefits from certain tax-advantaged investments.

In the second quarter of 2015, First Niagara reported GAAP net income available to common shareholders of $53.5 million, or $0.15 per diluted share. Compared to the second quarter of 2015, the change in operating net income available to common shareholders was primarily driven by:

  A modest decline of $1 million in net interest income from the year-ago quarter that included $3 million of benefits from discount accretion on payoffs of certain Collateralized Loan Obligations (CLOs) and acquired loans, offset by a 4% increase in average earning asset balances.
  A $9 million decrease in provision for loan losses driven primarily by lower net charge-offs.
  An 8% decrease in noninterest income, driven by lower wealth management income, insurance commissions, investment gains and capital markets income.
  A 6% or $15 million decline in noninterest expense driven primarily by lower third party professional services expenses, lower marketing spend, lower amortization of intangibles and lower compensation and benefits expenses.

Operating Results (Non-GAAP)	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015
Net interest income	$262.1	$267.6	$266.5	$263.5	$263.1
Provision for credit losses	11.9	22.5	22.9	19.8	20.8
Noninterest income	79.6	79.1	89.4	83.4	86.6
Noninterest expense	233.0	241.9	247.4	245.4	247.9
Operating net income	70.3	57.4	62.8	60.5	61.0
Preferred stock dividend	7.5	7.5	7.5	7.5	7.5
Operating net income available to common	$62.7	$49.9	$55.3	$52.9	$53.5
Weighted average diluted shares outstanding	353.8	354.0	353.8	353.2	352.8
Operating earnings per diluted share	$0.18	$0.14	$0.15	$0.15	$0.15

Reported Results (GAAP)	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015
Operating net income before non-op. items	$70.3	$57.4	$62.8	$60.5	$61.0
Non-operating items (a)	23.9	9.1	12.0	-	-
Net Income	46.4	48.3	50.8	60.5	61.0
Preferred stock dividend	7.5	7.5	7.5	7.5	7.5
Net income available to common	$38.9	$40.8	$43.3	$52.9	$53.5
Weighted average diluted shares outstanding	353.8	354.0	353.8	353.2	352.8
Earnings per diluted share	$0.11	$0.11	$0.12	$0.15	$0.15
All amounts in millions except earnings per diluted share.

(a	) Q2 2016: Non-operating charges comprised of merger related costs including employee retention expenses, classification of compensation of certain personnel dedicated to merger integration efforts, professional services and legal fees incurred to support merger integration efforts, and loss on the sale of high-yield energy bond exposure, net of taxes.
Q1 2016: Non-operating charges comprised of merger related costs including employee retention expenses, classification of compensation of certain personnel dedicated to merger integration efforts as well as costs related to securing shareholder approval for the merger, net of taxes.
Q4 2015: Non-operating charges primarily comprised of merger related costs including investment banker and other professional services fees, employee retention expenses, classification of compensation of certain personnel dedicated to merger integration efforts as well as third-party professional fees incurred in connection with the overstatement of allowance resulting from mid-level employee misconduct, net of taxes.

Loans

Average loans increased 2% annualized from the prior quarter to $24.2 billion, driven primarily by increases in the company’s commercial real estate (CRE), commercial business (C&I), and indirect auto portfolios. On an end-of-period basis, total loans increased 3% annualized from the prior quarter driven by a 12% annualized increase in indirect auto loans and 5% increase in commercial real estate loans.

Average commercial loans, which include commercial business (C&I) and commercial real estate (CRE) loans, increased 2% annualized from prior quarter to $14.8 billion, primarily driven by growth in the company’s New York, New England, and Western Pennsylvania regions.

  Average CRE loans increased 2% annualized from the prior quarter to $8.7 billion driven by new commercial mortgage term financing as well as construction lending volumes.
  Average C&I loans increased 3% annualized QOQ to $6.1 billion reflecting middle market origination activity across the company’s footprint, partially offset by pay-downs in the capital markets loan portfolio.

Average consumer loans increased 2% annualized from prior quarter to $9.4 billion.

  Average indirect auto loan balances increased 13% annualized or by $80 million to $2.5 billion, as strong new origination activity was partially offset by increased pay-downs. Indirect auto originations during the quarter totaled $328 million. New originations in the second quarter yielded 3.50%, net of dealer reserve, compared to 3.41% on originations in the prior quarter.
  Average residential real estate and home equity loan balances were down modestly from the prior quarter reflecting higher customer refinancing activity given low mortgage interest rates.
  Credit card balances were down $9 million, or 12% annualized due to seasonal factors.

Average Loans	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015
Commercial real estate	$8,664	$8,625	$8,476	$8,277	$8,257
Commercial business	6,112	6,062	5,971	5,972	5,830
Total commercial	14,776	14,687	14,447	14,249	14,087
Residential real estate	3,338	3,346	3,346	3,338	3,326
Home equity	3,055	3,066	3,052	3,001	2,963
Indirect auto	2,500	2,420	2,369	2,293	2,238
Credit cards	288	297	305	306	304
Other consumer	233	242	250	255	260
Total consumer	9,414	9,371	9,322	9,193	9,091
Total loans	$24,190	$24,058	$23,769	$23,442	$23,178
All amounts in millions.

Credit Quality

At June 30, 2016, the allowance for loan losses was $253 million, unchanged from March 31, 2016.  In the second quarter, provision for loan losses totaled $12.4 million, compared to $22.5 million in the prior quarter. Nonperforming assets comprised 0.60% of total assets, essentially flat compared to March 31, 2016.  Information for both the originated and acquired portfolios follows.

	Q2 2016			Q1 2016
$ in millions	Originated	Acquired	Total	Originated	Acquired	Total
Provision for loan losses*	$14.1	$(1.8)	$12.4	$22.5	$0.0	$22.5
Net charge-offs	14.2	(1.9)	12.3	11.4	0.4	11.8
NCOs/ Avg Loans	0.27%	(0.28)%	0.20%	0.22%	0.05%	0.20%
Total loans**	$21,678	$2,655	$24,333	$21,362	$2,817	$24,178
Allowance	$247.7	$5.1	$252.8	$247.8	$5.0	$252.8
Allowance/Loans	1.14%	0.19%	1.04%	1.16%	0.18%	1.05%
Nonperforming Loans	$198.3	$24.7	$223.0	$196.7	$24.9	$221.5
NPLs/ Loans	0.91%	0.93%	0.92%	0.92%	0.88%	0.92%
Criticized	$803.7	$154.5	$958.2	$775.9	$178.5	$954.5
Criticized as % of Loans	3.71%	5.82%	3.94%	3.63%	6.34%	3.95%
Classified	$512.6	$123.2	$635.8	$462.9	$138.6	$601.5
Classified as % of Loans	2.36%	4.64%	2.61%	2.17%	4.92%	2.49%
(*) Excludes provision for unfunded commitment of $(0.5) million in 2Q16 and zero in 1Q16
(**) Acquired loans net of associated credit discount; see accompanying tables for further information

Originated loans

The second quarter 2016 provision for loan losses on originated loans totaled $14 million, compared to $23 million in the first quarter of 2016. The decrease in provision expense from the linked quarter was driven by a $7 million reserve release attributable specifically to favorable resolutions and pay-downs in the company’s exposure to scrap metal and demolition companies and borrowers that serve the energy sector, and offset by higher net charge-offs. At June 30, 2016, the allowance for loan losses on originated loans totaled $248 million or 1.14% of such loans, compared to $248 million or 1.16% of such loans at March 31, 2016. The decrease in allowance coverage ratio primarily reflects the aforementioned draw-down of reserves previously built toward the company’s exposure to borrowers serving the energy sector as well as scrap metal and demolition companies.

Originated net charge-offs in the first quarter equaled $14 million or 27 basis points of average originated loans, compared to 22 basis points in the first quarter of 2016. The sequential increase in net charge-offs was driven in large part by lower commercial recoveries from elevated first quarter levels.

At June 30, 2016, nonperforming originated loans totaled $198 million, or 0.91% of originated loans, largely unchanged from March 31, 2016.

Acquired loans

In the second quarter of 2016, the provision for loan losses related to the acquired loan portfolio was a negative $2 million, compared to zero provision in the prior quarter. The negative provision was consistent with a $2 million net recovery on loans previously charged-off. At June 30, 2016, the allowance for loan losses on acquired loans totaled $5 million, unchanged from March 31, 2016. Acquired nonperforming loans totaled $25 million, also unchanged from the prior quarter.  At June 30, 2016, remaining credit marks available to absorb losses on a pool-by-pool basis totaled $54 million.

Deposits

Average deposits increased 5% annualized from the prior quarter to $29.2 billion.

  Average non-interest checking deposit balances increased 3% annualized from the prior quarter to $5.7 billion, driven by retail and business deposit balances, particularly in the company’s Tri-state markets.
  Time deposits increased 24% annualized to $3.9 billion, driven primarily by a $182 million increase in retail certificate of deposit (CD) balances across the company’s footprint.
  Money market deposit balances were down 3% annualized from the prior quarter driven by decreases in municipal and business deposit balances.
  Average transactional deposit balances, which include interest-bearing and noninterest-bearing checking account balances, increased 6% from the year-ago period and 5% annualized from the prior quarter. These balances currently represent 38% of the company’s deposit balances, unchanged from the prior quarter.
  The 7% annualized increase in interest-checking deposit balances was driven by a $102 million increase in retail interest checking balances, primarily in the company’s New York and Western Pennsylvania markets.
  Average savings balances increased 9% annualized from the prior quarter driven by higher retail balances across the company’s footprint.

Average Deposits	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015
Noninterest-bearing deposits	$5,705	$5,666	$5,868	$5,661	$5,427
Savings accounts	3,448	3,371	3,364	3,427	3,494
Interest-bearing checking	5,455	5,362	5,333	5,165	5,131
Money market deposits	10,632	10,725	10,719	10,403	10,251
Certificates of deposit	3,948	3,726	3,515	3,962	3,917
Total deposits	$29,188	$28,850	$28,799	$28,618	$28,220
All amounts in millions.

Net Interest Income

Second quarter 2016 GAAP net interest income of $262 million decreased $5 million from the prior quarter, driven primarily by the impact of lower reinvestment rates on cashflows from the investment securities portfolio, continued mix shift towards lower yielding non-credit investment securities, and to a lesser extent, higher borrowing costs attributable to higher short-term interest rates. Normalized net interest margin of 2.94% was down 5 basis points from the prior quarter.

  Yields on loans decreased 1 basis point to 3.72% primarily reflecting a mix shift within loan categories as well as greater mortgage prepayment and refinancing activity.
  Yields on investment securities decreased 15 basis points to 2.77% reflecting reinvestment of cashflows from residential mortgage-backed securities at lower interest rates and a mix shift toward lower yielding non-credit investment securities, and to a lesser extent, the impact of the sale of high-yield energy bonds.
  The average cost of interest-bearing deposits increased 2 basis points from the prior quarter to 0.34%.

Net Interest Income (Tax Equivalent)	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015
Quarter as Reported	$267.4	$272.8	$271.7	$268.5	$268.0
Less: CLO pay-off discount recognition	-	-	-	(1.2)	(2.3)
Add: CMO Retroactive premium amortization	-	-	-	-	1.1
Add: CRE prepayment penalties	-	-	(0.5)	-	-
Less: Early loan payoffs	-	-	-	-	(1.7)
Less: Other miscellaneous items	1.4	(0.6)	(0.5)	-	-
Sub-Total	1.4	(0.6)	(1.0)	(1.2)	(2.9)
Normalized Net Interest Income	$268.8	$272.2	$270.7	$267.3	$265.1
All amounts in millions.

Net Interest Margin (Tax Equivalent)	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015
Quarter as Reported	2.92%	3.00%	2.98%	2.98%	3.02%
Less: CLO pay-off discount recognition	-	-	-	(0.01)%	(0.03)%
Add: CMO Retroactive premium amortization	-	-	-	-	0.01%
Add: CRE prepayment penalties	-	-	(0.01)%	-	-
Less: Early loan payoffs	-	-	-	-	(0.02%)
Less: Other miscellaneous items	0.02%	(0.01)%	(0.01)%	-	-
Sub-Total	0.02%	(0.01)%	(0.02)%	(0.01)%	(0.03)%
Normalized Net Interest Margin	2.94%	2.99%	2.96%	2.97%	2.99%

Noninterest Income

On a reported basis, second quarter 2016 noninterest income was $69 million and reflected $11 million in pre-tax losses incurred on the sale of the company’s entire high-yield energy bond exposure following recent recovery in their prices. Excluding this loss, operating fee income was $80 million, and increased $1 million or 1% from the prior quarter.

  Deposit service charges increased 2% from the seasonally low levels in the first quarter.
  Insurance commissions increased $1 million or 8% sequentially, driven in large part by both commercial and personal lines.
  Merchant and card fees increased $1 million or 7% driven by higher purchase volumes.
  Wealth management revenue decreased $1 million from prior quarter driven in part by equity market volatility.
  Capital markets income, which includes income from derivatives and syndications, increased $2 million, primarily driven by robust derivatives and syndication volumes in the quarter.
  Mortgage banking revenues were $2 million higher than the prior quarter reflecting strong locked volumes driven by low mortgage rates. Locked volumes and gain-on-sale margin increased QOQ.
  Other noninterest income decreased $5 million from the prior quarter driven by lower investment gains as well as higher amortization of historic tax credit investments.

Operating Noninterest Income (Non-GAAP)	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015
Deposit service charges	$21.8	$21.5	$22.9	$22.9	$22.2
Insurance commissions	15.7	14.6	14.9	18.3	17.1
Merchant and card fees	13.2	12.3	13.3	13.4	13.3
Wealth management services	13.0	13.6	14.6	14.6	15.7
Mortgage banking	5.5	4.0	4.9	5.1	5.8
Capital markets income	4.3	2.3	6.6	2.6	5.3
Lending and leasing	4.2	4.1	4.2	4.5	4.0
Bank owned life insurance	3.2	3.5	3.3	2.8	3.2
Other income	(1.5)	3.2	4.7	(0.7)	0.1
Total noninterest income	$79.6	$79.1	$89.4	$83.4	$86.6
All amounts in millions.

Noninterest Expense

Excluding $25 million in merger integration related costs, operating noninterest expenses totaled $233 million in the second quarter of 2016, or 4% lower than first quarter 2016 levels. The quarter-over-quarter decrease was primarily driven by lower employee-related expenses, marketing and professional services expenses and other volume-related costs.

  Salaries and benefits expense of $112 million declined 2% or $3 million from the prior quarter driven by lower employee count and the associated impact on compensation and other benefits expenses.
  Occupancy and equipment expenses decreased 4%, due primarily to lower building maintenance expenses.
  Technology and communications increased 2% from prior quarter due to higher technology outsourcing expenses.
  Marketing and advertising expenses were $2 million lower compared to first quarter levels, reflecting lower promotional campaigns in the second quarter.
  Professional services fees decreased $3 million or 21% from first quarter levels and continued to be driven by pause of certain projects and the associated decline in third party services expenses.
  Other expenses decreased $2 million sequentially driven in part by lower other real estate (ORE) valuation write-downs and other volume-related corporate expenses.

Operating Noninterest Expense (Non-GAAP)*	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015
Salaries and employee benefits	$112.1	$115.0	$113.1	$113.8	$113.6
Occupancy and equipment	25.3	26.5	26.0	25.5	26.0
Technology and communications	36.3	35.4	38.2	38.3	36.5
Marketing and advertising	7.1	8.8	9.7	8.4	10.3
Professional services	9.9	12.4	15.4	18.1	16.3
Amortization of intangibles	3.2	3.9	4.0	4.0	5.1
Federal deposit insurance premiums	11.3	10.5	10.4	10.0	11.8
Other expense	27.8	29.4	30.7	27.3	28.4
Total operating noninterest expense	$233.0	$241.9	$247.4	$245.4	$247.9
*All amounts in millions. See appendix for reconciliation of GAAP to Non-GAAP amounts

In the second quarter of 2016, the operating efficiency ratio was 68.2%, compared to 69.8% in the prior quarter.

Capital

Beginning in the first quarter of 2015, all regulatory capital ratios and amounts were calculated under the Basel III standardized transitional approach. At June 30, 2016, the company’s consolidated Total Risk Based capital and Common Equity Tier 1 capital ratios were 12.2% and 8.7%, respectively, up from 12.1% and 8.6% at March 31, 2016. The company remains well above current regulatory guidelines for well-capitalized institutions.

About First Niagara

First Niagara, through its wholly owned subsidiary, First Niagara Bank, N.A., is a multi-state community-oriented bank with approximately 390 branches, $40 billion in assets, $29 billion in deposits, and approximately 5,300 employees providing financial services to individuals, families and businesses across New York, Pennsylvania, Connecticut and Massachusetts. For more information, visit www.firstniagara.com.

Safe Harbor Statement

Non-GAAP Measures - This news release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  The company believes that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the company, and facilitate investors’ assessments of business and performance trends in comparison to others in the financial services industry.  In addition, the company believes the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the company’s results and to assess performance in relation to the company’s ongoing operations.  These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.  Where non-GAAP disclosures are used in this news release, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the company.  These forward-looking statements involve certain risks and uncertainties.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; and (6) impact of the pending merger agreement on customers and employees.

First Niagara Financial Group, Inc.
Income Statement Highlights - Reported Basis
(in thousands, except per share amounts)

	2016		2015				Six months ended
	Second	First	Fourth	Third	Second	First	June 30,	June 30,
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2016	2015

Interest income:
Loans and leases	$219,767	$219,050	$214,945	$211,407	$211,899	$210,371	$438,817	$422,270
Investment securities and other	86,381	89,759	88,825	87,914	86,356	86,280	176,140	172,636
Total interest income	306,148	308,809	303,770	299,321	298,255	296,651	614,957	594,906

Interest expense:
Deposits	19,970	18,640	17,147	17,040	16,568	15,344	38,610	31,912
Borrowings	24,067	22,578	20,074	18,790	18,577	18,363	46,645	36,940
Total interest expense	44,037	41,218	37,221	35,830	35,145	33,707	85,255	68,852

Net interest income	262,111	267,591	266,549	263,491	263,110	262,944	529,702	526,054
Provision for credit losses	11,868	22,519	22,900	19,768	20,756	12,765	34,387	33,521
Net interest income after provision	250,243	245,072	243,649	243,723	242,354	250,179	495,315	492,533

Noninterest income:
Deposit service charges	21,824	21,507	22,919	22,944	22,208	20,389	43,331	42,597
Insurance commissions	15,735	14,562	14,920	18,252	17,060	15,714	30,297	32,774
Merchant and card fees	13,222	12,329	13,318	13,423	13,317	11,907	25,551	25,224
Wealth management services	13,048	13,610	14,567	14,572	15,718	14,650	26,658	30,368
Mortgage banking	5,532	3,950	4,894	5,070	5,783	4,887	9,482	10,670
Capital markets income	4,342	2,323	6,580	2,608	5,284	4,152	6,665	9,436
Lending and leasing	4,230	4,051	4,248	4,487	3,998	4,353	8,281	8,351
Bank owned life insurance	3,174	3,540	3,259	2,819	3,160	3,592	6,714	6,752
Loss on sale of high yield securities	(11,001)	-	-	-	-	-	(11,001)	-
Other income	(1,484)	3,196	4,696	(732)	79	2,600	1,712	2,679
Total noninterest income	68,622	79,068	89,401	83,443	86,607	82,244	147,690	168,851

Noninterest expense:
Salaries and employee benefits	112,142	115,007	113,063	113,794	113,561	111,973	227,149	225,534
Occupancy and equipment	25,338	26,466	25,961	25,538	26,021	27,332	51,804	53,353
Technology and communications	36,276	35,419	38,232	38,301	36,486	35,061	71,695	71,547
Marketing and advertising	7,099	8,821	9,719	8,445	10,297	9,863	15,920	20,160
Professional services	9,858	12,401	15,361	18,052	16,321	13,070	22,259	29,391
Amortization of intangibles	3,235	3,860	3,972	4,001	5,092	6,205	7,095	11,297
Federal deposit insurance premiums	11,281	10,460	10,383	10,026	11,750	11,158	21,741	22,908
Merger and acquisition integration expenses	24,772	13,473	14,198	-	-	-	38,245	-
Restructuring charges	-	-	3,378	-	-	17,517	-	17,517
Other expense	27,752	29,445	30,728	27,276	28,371	28,859	57,197	57,230
Total noninterest expense	257,753	255,352	264,995	245,433	247,899	261,038	513,105	508,937

Income before income tax	61,112	68,788	68,055	81,733	81,062	71,385	129,900	152,447
Income tax expense	14,680	20,481	17,255	21,251	20,052	20,000	35,161	40,052
Net income	46,432	48,307	50,800	60,482	61,010	51,385	94,739	112,395
Preferred stock dividend	7,547	7,547	7,547	7,547	7,547	7,547	15,094	15,094
Net income available to common stockholders	$38,885	$40,760	$43,253	$52,935	$53,463	$43,838	$79,645	$97,301

Financial Ratios:
Earnings per basic share	$0.11	$0.11	$0.12	$0.15	$0.15	0.12	$0.22	0.27
Earnings per diluted share	$0.11	$0.11	$0.12	$0.15	$0.15	0.12	$0.22	0.27
Weighted average shares outstanding - basic(1)	352,134	351,372	351,306	351,293	351,126	350,741	351,753	350,935
Weighted average shares outstanding - diluted(1)	353,844	353,965	353,797	353,248	352,791	352,621	353,853	352,683
Net revenue(2)	$330,733	$346,659	$355,950	$346,934	$349,717	$345,188	$677,392	$694,905
Noninterest income as a percentage of net revenue(2)	20.75%	22.81%	25.12%	24.05%	24.76%	23.83%	21.80%	24.30%
Pre-tax, pre-provision income(3)	$72,980	$91,307	$90,955	$101,501	$101,818	$84,150	$164,287	$185,968
Pre-tax, pre-provision income per diluted share(3)	$0.21	$0.26	$0.26	$0.29	$0.29	$0.24	$0.46	$0.53
Pre-tax, pre-provision return on average assets(3)	0.73%	0.92%	0.91%	1.03%	1.05%	0.88%	0.82%	0.97%
Net interest margin(4)	2.92%	3.00%	2.98%	2.98%	3.02%	3.07%	2.96%	3.04%
Interest yield on average loans(4)	3.72%	3.73%	3.65%	3.64%	3.73%	3.75%	3.73%	3.74%
Rate paid on interest-bearing liabilities	0.60%	0.56%	0.51%	0.50%	0.49%	0.48%	0.58%	0.49%
Efficiency ratio	77.9%	73.7%	74.4%	70.7%	70.9%	75.6%	75.7%	73.2%
Expenses as a percentage of average loans and deposits	1.9%	1.9%	2.0%	1.9%	1.9%	2.1%	1.9%	2.0%
Effective tax rate	24.0%	29.8%	25.4%	26.0%	24.7%	28.0%	27.10%	26.30%
Return on average assets(5)	0.46%	0.49%	0.51%	0.61%	0.63%	0.54%	0.48%	0.58%
Return on average equity(5)	4.47%	4.68%	4.85%	5.78%	5.90%	5.05%	4.57%	5.48%
Return on average tangible equity(3)(5)	6.70%	7.04%	7.32%	8.73%	8.94%	7.68%	6.87%	8.32%
Return on average common equity	4.07%	4.30%	4.50%	5.51%	5.63%	4.69%	4.18%	5.17%
Return on average tangible common equity(3)	6.39%	6.77%	7.10%	8.72%	8.94%	7.48%	6.58%	8.22%

(1)	Share count excludes unvested restricted stock shares.
(2)	Net revenue is comprised of net interest income and noninterest income.
(3)	The tables in this earnings release present the computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(4)	Yields and rates calculated on a tax equivalent basis.
(5)	Return used to calculate ratio excludes preferred stock dividend.

First Niagara Financial Group, Inc.
Period End Balance Sheet
(in thousands)

	2016		2015
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,

Cash and cash equivalents	$420,884	$382,539	$672,243	$420,289	$527,323	$387,676
Investment securities:
Available for sale	5,518,025	5,439,220	5,471,291	5,725,608	5,750,860	5,911,419
Held to maturity	6,315,222	6,720,817	6,387,689	6,280,049	6,169,838	6,214,561
FHLB and FRB common stock	402,214	375,960	410,452	373,066	379,135	375,090
Total investment securities	12,235,461	12,535,997	12,269,432	12,378,723	12,299,833	12,501,070
Loans held for sale	51,731	26,592	46,096	51,056	59,816	48,755
Loans and leases:
Commercial:
Real estate	8,730,148	8,625,965	8,652,255	8,365,808	8,312,332	8,287,108
Business	6,132,536	6,174,753	6,013,217	6,031,358	5,923,524	5,790,980
Total commercial loans	14,862,684	14,800,718	14,665,472	14,397,166	14,235,856	14,078,088
Consumer:
Residential real estate	3,358,205	3,330,533	3,354,639	3,345,701	3,329,799	3,330,216
Home equity	3,058,824	3,057,154	3,068,962	3,032,618	2,984,872	2,943,844
Indirect auto	2,537,259	2,464,318	2,393,105	2,330,826	2,256,004	2,200,913
Credit cards	287,139	288,747	310,813	305,779	304,682	301,228
Other consumer	229,084	236,911	244,935	254,109	257,204	263,985
Total consumer loans	9,470,511	9,377,663	9,372,454	9,269,033	9,132,561	9,040,186
Total loans and leases	24,333,195	24,178,381	24,037,926	23,666,199	23,368,417	23,118,274
Allowance for loan losses	252,843	252,800	242,036	238,700	235,600	231,138
Loans and leases, net	24,080,352	23,925,581	23,795,890	23,427,499	23,132,817	22,887,136
Bank owned life insurance	441,772	439,084	436,709	434,263	431,335	428,454
Goodwill and other intangibles	1,389,132	1,392,367	1,396,227	1,400,199	1,404,201	1,410,800
Other assets	1,372,049	1,370,275	1,301,789	1,301,152	1,208,218	1,243,588
Total assets	$39,991,381	$40,072,435	$39,918,386	$39,413,181	$39,063,543	$38,907,479

Deposits:
Savings accounts	$3,448,312	$3,428,924	$3,389,728	$3,359,320	$3,483,777	$3,488,441
Interest-bearing checking	5,364,128	5,553,928	5,478,947	5,285,987	5,088,856	5,158,264
Money market deposits	10,398,719	10,884,350	10,653,792	10,483,721	10,303,873	10,368,358
Noninterest-bearing deposits	5,800,565	5,739,509	5,834,534	5,813,571	5,549,944	5,500,484
Certificates of deposit	3,947,762	3,954,033	3,343,878	3,873,521	4,020,367	3,734,226
Total deposits	28,959,486	29,560,744	28,700,879	28,816,120	28,446,817	28,249,773

Short-term borrowings	4,631,269	3,255,890	4,348,586	4,086,415	4,275,886	4,739,264
Long-term borrowings	1,732,919	2,608,014	2,308,101	1,783,402	1,683,476	1,233,550
Other liabilities	467,915	498,084	434,492	587,867	536,239	559,646
Total liabilities	35,791,589	35,922,732	35,792,058	35,273,804	34,942,418	34,782,233
Preferred stockholders' equity	338,002	338,002	338,002	338,002	338,002	338,002
Common stockholders' equity	3,861,790	3,811,701	3,788,326	3,801,375	3,783,123	3,787,244
Total stockholders' equity	4,199,792	4,149,703	4,126,328	4,139,377	4,121,125	4,125,246
Total liabilities and stockholders' equity	$39,991,381	$40,072,435	$39,918,386	$39,413,181	$39,063,543	$38,907,479

Selected balance sheet information:
Total interest-earning assets(1)	$36,627,110	$36,789,339	$36,677,134	$36,099,580	$35,813,498	$35,594,208
Total interest-bearing liabilities	29,523,109	29,685,139	29,523,032	28,872,365	28,856,235	28,722,103
Net interest-earning assets	$7,104,001	$7,104,200	$7,154,102	$7,227,215	$6,957,263	$6,872,105

Tangible common equity(1)(2)	$2,472,658	$2,419,334	$2,392,099	$2,401,176	$2,378,922	$2,376,444
Unrealized gain (loss) on available for sale securities, net of tax(3)	37,380	1,246	(9,577)	29,877	37,464	68,194

Total core deposits	$25,011,724	$25,606,711	$25,357,001	$24,942,599	$24,426,450	$24,515,547

Originated loans(4)	$21,678,047	$21,361,753	$21,101,040	$20,591,532	$19,929,719	$19,528,609
Acquired loans(5)	2,709,039	2,873,372	2,998,530	3,138,568	3,517,525	3,681,354
Credit related discount on acquired loans(6)	(53,891)	(56,744)	(61,644)	(63,901)	(78,827)	(91,689)
Total Loans	$24,333,195	$24,178,381	$24,037,926	$23,666,199	$23,368,417	$23,118,274

(1)	Includes interest bearing cash and cash equivalents, investment securities at amortized cost, loans held for sale, and total loans and leases.
(2)	The tables in this earnings release present the computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(3)	Excludes unamortized unrealized gains recorded in accumulated other comprehensive income related to available for sale securities transferred to held to maturity.
(4)	Originated loans represent total loans excluding acquired loans.
(5)	Carrying value of acquired loans plus the principal not expected to be collected.
(6)	Principal on acquired loans not expected to be collected.

First Niagara Financial Group, Inc.
Average Balance Sheet and Related Tax Equivalent Yields & Rates
(in millions)
	For the three months ended									Six months ended
	June 30, 2016			March 31, 2016			June 30, 2015			June 30, 2016			June 30, 2015
	Average	Interest(1)	Yields	Average	Interest(1)	Yields	Average	Interest(1)	Yields	Average	Interest(1)	Yields	Average	Interest(1)	Yields
	Balances		and Rates(1)	Balances		and Rates(1)	Balances		and Rates(1)	Balances		and Rates(1)	Balances		and Rates(1)

Interest-earning assets:
Loans and leases(2)
Commercial:
Real estate	$8,664	$80	3.63%	$8,625	$79	3.61%	$8,257	$75	3.61%	$8,644	$158	3.62%	$8,260	$150	3.60%
Business	6,112	53	3.43	6,062	52	3.42	5,830	52	3.48	6,088	106	3.43	5,813	101	3.46
Total commercial loans	14,776	133	3.55	14,687	131	3.53	14,087	127	3.56	14,732	264	3.54	14,073	251	3.54
Consumer:
Residential real estate	3,338	30	3.57	3,346	31	3.65	3,326	31	3.68	3,342	60	3.61	3,332	62	3.73
Home equity	3,055	30	3.95	3,066	30	3.93	2,963	28	3.86	3,060	60	3.94	2,951	57	3.89
Indirect auto	2,500	18	2.93	2,420	18	2.91	2,238	15	2.74	2,460	36	2.92	2,213	30	2.77
Credit cards	288	8	11.52	297	9	11.80	304	9	11.40	293	17	11.66	307	18	11.57
Other consumer	233	5	8.64	242	4	8.57	260	5	8.49	237	10	8.61	267	11	8.49
Total consumer loans	9,414	91	3.90	9,371	92	3.94	9,091	88	3.91	9,392	183	3.92	9,070	178	3.96
Total loans and leases	24,190	224	3.72	24,058	223	3.73	23,178	215	3.73	24,124	447	3.73	23,143	429	3.74
Residential MBS	8,361	48	2.32	7,864	48	2.43	7,381	43	2.30	8,112	96	2.37	7,281	87	2.39
Commercial MBS	870	11	5.11	997	12	4.68	1,311	11	3.42	933	23	4.88	1,357	23	3.34
Other investment securities (3)	3,328	27	3.28	3,513	30	3.53	3,604	34	3.75	3,421	58	3.41	3,580	65	3.63
Total securities, at amortized cost	12,559	86	2.77	12,374	90	2.92	12,296	88	2.85	12,466	177	2.85	12,218	175	2.86
Money market and other investments	90	1	2.58	205	1	1.37	100	-	1.56	148	1	1.74	129	1	1.22
Total interest-earning assets	36,839	$311	3.40%	36,637	$314	3.45%	35,574	$303	3.42%	36,738	$625	3.42%	35,490	$605	3.44%
Goodwill and other intangibles	1,391			1,394			1,408			1,392			1,411
Other noninterest-earning assets	2,019			1,929			1,931			1,974			1,909

Total assets	$40,249			$39,960			$38,913			$40,104			$38,810

Interest-bearing liabilities:
Deposits
Savings accounts	$3,448	$1	0.10%	$3,371	$1	0.09%	$3,494	$1	0.09%	$3,410	$2	0.10%	$3,463	$1	0.09%
Interest-bearing checking	5,455	-	0.03	5,362	-	0.03	5,131	-	0.03	5,408	1	0.03	5,067	1	0.03
Money market deposits	10,632	9	0.33	10,725	9	0.32	10,251	8	0.29	10,678	17	0.32	10,192	14	0.27
Certificates of deposit	3,948	10	1.02	3,726	9	0.97	3,917	8	0.82	3,837	19	0.99	3,848	16	0.83
Total interest bearing deposits	23,483	20	0.34%	23,184	19	0.32%	22,793	17	0.29%	23,333	39	0.33%	22,570	32	0.29%
Borrowings
Short-term borrowings	3,984	8	0.81%	3,815	7	0.72%	4,522	5	0.48%	3,900	15	0.76%	4,821	11	0.47%
Long-term borrowings	2,209	16	2.93	2,416	15	2.62	1,359	13	3.90	2,312	31	2.77	1,194	26	4.36
Total borrowings	6,193	24	1.56	6,231	22	1.46	5,881	18	1.27	6,212	46	1.51	6,015	37	1.24
Total interest-bearing liabilities	29,676	$44	0.60%	29,415	$41	0.56%	28,674	$35	0.49%	29,545	$85	0.58%	28,585	$69	0.49%
Noninterest-bearing deposits	5,705			5,666			5,427			5,686			5,428
Other noninterest-bearing liabilities	691			725			667			707			660
Total liabilities	36,072			35,806			34,768			35,938			34,673
Total stockholders' equity	4,177			4,154			4,145			4,166			4,137
Total liabilities and stockholders' equity	$40,249			$39,960			$38,913			$40,104			$38,810

Net interest income (FTE)		$267			$273			$268			$540			$536
Taxable Equivalent Adjustment(1)		5			5			5			10			10

Total core deposits	$25,240	$10	0.16%	$25,124	$10	0.15%	$24,303	$9	0.14%	$25,182	$20	0.16%	$24,150	$16	0.13%
Total transactional deposits	11,160	-	0.02%	11,028	-	0.02%	10,558	-	0.01%	11,094	1	0.02%	10,495	1	0.01%
Total deposits	29,188	20	0.28%	28,850	19	0.26%	28,220	17	0.24%	29,019	39	0.27%	27,998	32	0.23%

Tax equivalent net interest rate spread			2.80%			2.89%			2.93%			2.84%			2.95%
Tax equivalent net interest rate margin			2.92%			3.00%			3.02%			2.96%			3.04%

(1)	Tax equivalent interest income is calculated using a 35% tax rate.
(2)	Includes nonaccrual loans.
(3)	Includes debt securities, collateralized loan obligations, asset-backed securities, FHLB and FRB common stock, and other investment securities.

First Niagara Financial Group, Inc.
Allowance for Loans and Lease Losses & Asset Quality
(in thousands)
	2016		2015				Six months ended
	Second	First	Fourth	Third	Second	First	June 30,	June 30,
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2016	2015

Beginning balance	$252,800	$242,036	$238,700	$235,600	$231,138	$234,251	$242,036	$234,251
Net loan (charge-offs) recoveries:
Commercial real estate	$1,612	$(254)	$(1,476)	$(2,686)	$(5,525)	$(5,825)	$1,358	$(11,350)
Commercial business	(5,620)	(3,903)	(10,441)	(6,286)	(3,513)	(4,178)	(9,523)	(7,691)
Residential real estate	(287)	(135)	(94)	(230)	(197)	(266)	(422)	(463)
Home equity	(1,484)	(995)	(723)	(1,056)	(1,367)	(1,526)	(2,479)	(2,893)
Indirect auto	(2,043)	(2,030)	(2,122)	(1,743)	(1,342)	(1,226)	(4,073)	(2,568)
Credit cards	(2,439)	(2,654)	(2,450)	(2,215)	(2,522)	(2,450)	(5,093)	(4,972)
Other consumer	(2,064)	(1,784)	(1,758)	(1,952)	(1,528)	(1,807)	(3,848)	(3,335)
Total net loan charge-offs	$(12,325)	$(11,755)	$(19,064)	$(16,168)	$(15,994)	$(17,278)	$(24,080)	$(33,272)
Provision for loan losses	12,368	22,519	22,400	19,268	20,456	14,165	34,887	34,621
Ending balance	$252,843	$252,800	$242,036	$238,700	$235,600	$231,138	$252,843	$235,600

Supplemental information
Allowance to loans	1.04%	1.05%	1.01%	1.01%	1.01%	1.00%	1.04%	1.01%
Allowance for originated loans to originated loans(1)	1.14%	1.16%	1.12%	1.13%	1.15%	1.15%	1.14%	1.15%

Net charge-offs (recoveries) to average loans (annualized)
Commercial real estate	(0.07)%	0.01%	0.07%	0.13%	0.27%	0.29%	(0.03)%	0.27%
Commercial business	0.37%	0.26%	0.70%	0.42%	0.24%	0.29%	0.31%	0.26%
Total commercial loans	0.11%	0.11%	0.33%	0.25%	0.26%	0.28%	0.11%	0.27%
Residential real estate	0.03%	0.02%	0.01%	0.03%	0.02%	0.03%	0.03%	0.03%
Home equity	0.19%	0.13%	0.09%	0.14%	0.18%	0.21%	0.16%	0.20%
Indirect auto	0.33%	0.34%	0.36%	0.30%	0.24%	0.22%	0.33%	0.23%
Credit cards	3.39%	3.57%	3.21%	2.90%	3.32%	3.16%	3.48%	3.24%
Other consumer	3.55%	2.95%	2.81%	3.06%	2.35%	2.63%	3.25%	2.49%
Total consumer loans	0.36%	0.33%	0.31%	0.32%	0.31%	0.33%	0.34%	0.31%
Total loans	0.20%	0.20%	0.32%	0.28%	0.28%	0.30%	0.20%	0.29%

Net charge-offs (recoveries) of originated loans to average originated loans (annualized)(1)
Commercial real estate	0.03%	0.00%	0.08%	0.14%	0.31%	0.24%	0.01%	0.28%
Commercial business	0.38%	0.26%	0.72%	0.44%	0.25%	0.31%	0.32%	0.28%
Total commercial loans	0.18%	0.11%	0.36%	0.27%	0.28%	0.27%	0.15%	0.28%
Residential real estate	0.05%	0.02%	0.02%	0.04%	0.04%	0.05%	0.04%	0.04%
Home equity	0.23%	0.16%	0.14%	0.14%	0.17%	0.16%	0.20%	0.16%
Indirect auto	0.33%	0.34%	0.36%	0.30%	0.24%	0.22%	0.33%	0.23%
Credit cards	3.39%	3.57%	3.21%	2.90%	3.32%	3.16%	3.48%	3.24%
Other consumer	3.55%	2.95%	2.81%	3.06%	2.35%	2.63%	3.25%	2.49%
Total consumer loans	0.42%	0.40%	0.39%	0.38%	0.37%	0.38%	0.41%	0.38%
Total loans	0.27%	0.22%	0.37%	0.31%	0.31%	0.31%	0.24%	0.31%

Nonperforming loans:
Originated(1):
Commercial real estate	$47,464	$37,087	$44,438	$54,699	$60,021	$65,655	$47,464	$60,021
Commercial business	64,681	71,999	56,382	45,389	42,979	54,506	64,681	42,979
Residential real estate	28,122	30,234	31,513	32,455	32,877	32,791	28,122	32,877
Home equity	35,323	35,701	35,561	34,191	27,092	26,163	35,323	27,092
Indirect auto	17,582	16,536	15,131	13,795	13,066	13,399	17,582	13,066
Other consumer	5,111	5,093	5,201	5,047	4,917	5,065	5,111	4,917
Total originated nonperforming loans	198,283	196,650	188,226	185,576	180,952	197,579	198,283	180,952
Total acquired nonperforming loans(2)	24,672	24,874	25,335	25,365	26,553	30,236	24,672	26,553
Total nonperforming loans	222,955	221,524	213,561	210,941	207,505	227,815	222,955	207,505
Real estate owned	18,735	16,457	16,063	18,359	17,397	19,128	18,735	17,397
Total nonperforming assets(3)	$241,690	$237,981	$229,624	$229,300	$224,902	$246,943	$241,690	$224,902

Accruing troubled debt restructurings (TDR)	$72,175	$63,659	$62,630	$60,941	$64,643	$64,401	$72,175	$64,643
Loans 90 days past due still accruing(4)	52,136	57,259	67,718	69,879	78,279	87,213	52,136	78,279
Total classified loans(5)	635,807	601,539	602,912	591,771	592,148	615,518	635,807	592,148
Total criticized loans(6)	$958,231	$954,480	$944,779	$858,243	$938,951	$990,656	$958,231	$938,951

Total nonperforming loans to loans	0.92%	0.92%	0.89%	0.89%	0.89%	0.99%	0.92%	0.89%
Total nonperforming originated loans to originated loans(1)	0.91%	0.92%	0.89%	0.90%	0.91%	1.01%	0.91%	0.91%
Total nonperforming assets to loans and real estate owned	0.99%	0.98%	0.95%	0.97%	0.96%	1.07%	0.99%	0.96%
Total nonperforming assets to assets	0.60%	0.59%	0.58%	0.58%	0.58%	0.63%	0.60%	0.58%
Allowance to nonperforming loans	113.4%	114.1%	113.3%	113.2%	113.5%	101.5%	113.4%	113.5%

Originated loans(1)	$21,678,047	$21,361,753	$21,101,040	$20,591,532	$19,929,719	$19,528,609	$21,678,047	$19,929,719
Acquired loans(7)	2,709,039	2,873,372	2,998,530	3,138,568	3,517,525	3,681,354	2,709,039	3,517,525
Credit related discount on acquired loans(8)	(53,891)	(56,744)	(61,644)	(63,901)	(78,827)	(91,689)	(53,891)	(78,827)
Total Loans	$24,333,195	$24,178,381	$24,037,926	$23,666,199	$23,368,417	$23,118,274	$24,333,195	$23,368,417

(1)	Originated loans represent total loans excluding acquired loans.
(2)	Nonperforming acquired loans include certain lines of credit that are considered nonaccruing.
(3)	Does not include a $5.5 million nonperforming loan that was classified as held for sale at March 31, 2015, which was sold and for which we received the proceeds on April 2, 2015.
(4)	Includes acquired loans that were originally recorded at fair value upon acquisition, credit card loans, and loans that have matured which are in the process of collection.
(5)	Includes consumer loans, which are considered classified when they are 90 days or more past due. Classified loans include substandard, doubtful, and loss, which are consistent with regulatory definitions, and as described in Item 1, "Business", under the heading "Asset Quality Review" in our Annual Report on 10-K for the year ended December 31, 2015.
(6)	Criticized loans includes consumer loans when they are 90 days or more past due. Criticized loans include special mention, substandard, doubtful, and loss.
(7)	Represents the carrying value of acquired loans plus the principal not expected to be collected.
(8)	Represent principal on acquired loans not expected to be collected.

First Niagara Financial Group, Inc.
Key Statistics
(Risk weighted assets in millions; share counts in thousands)

	2016		2015
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,

First Niagara Financial Group, Inc. capital ratios:
Tier 1 risk based capital	10.24%	10.12%	10.08%	10.05%	10.03%	10.02%
Total risk based capital	12.22%	12.09%	12.01%	11.97%	11.96%	11.95%
Common equity tier 1 capital	8.69%	8.58%	8.55%	8.52%	8.50%	8.48%
Leverage	7.54%	7.55%	7.62%	7.66%	7.60%	7.56%
Equity to assets	10.50%	10.36%	10.34%	10.50%	10.55%	10.60%
Tangible common equity to tangible assets(1)	6.41%	6.25%	6.21%	6.32%	6.32%	6.34%
Total risk weighted assets	$28,660	$28,809	$28,881	$28,716	$28,445	$28,152

First Niagara Bank, N.A. capital ratios:
Tier 1 risk based capital	10.86%	10.73%	10.65%	10.67%	10.66%	10.65%
Total risk based capital	11.80%	11.67%	11.55%	11.56%	11.54%	11.53%
Common equity tier 1 capital	10.86%	10.73%	10.65%	10.67%	10.66%	10.65%
Leverage	8.00%	8.00%	8.05%	8.12%	8.07%	8.03%
Total risk weighted assets	$28,591	$28,742	$28,813	$28,632	$28,359	$28,068

Number of branches	392	392	392	394	394	394
Full time equivalent employees	5,255	5,322	5,428	5,397	5,364	5,322

Share information and per share metrics:
Common shares outstanding	356,056	354,977	354,762	354,788	354,890	353,717
Preferred shares outstanding	14,000	14,000	14,000	14,000	14,000	14,000
Treasury shares	9,946	11,025	11,240	11,214	11,112	12,285
Market price (NASDAQ: FNFG):	$9.74	$9.68	$10.85	$10.21	$9.44	$8.84
Book value per common share(2)	10.95	10.84	10.78	10.82	10.77	10.80
Tangible book value per common share(1)(2)	7.01	6.88	6.81	6.84	6.77	6.78
Price/Book	88.95%	89.30%	100.65%	94.36%	87.65%	81.85%
Price/Tangible book	138.94%	140.70%	159.32%	149.27%	139.44%	130.38%
Common stock dividends	$0.08	$0.08	$0.08	$0.08	$0.08	$0.08
Preferred stock dividends	0.54	0.54	0.54	0.54	0.54	0.54
Dividend payout ratio	72.73%	72.73%	66.67%	53.33%	53.33%	66.67%
Dividend yield (annualized)	3.30%	3.32%	2.93%	3.11%	3.40%	3.67%

(1)	The tables in this earnings release present computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(2)	Share count excludes unvested restricted stock shares.

First Niagara Financial Group, Inc.
Appendix A - Non-GAAP Reconciliation
(in thousands, except per share amounts)

	2016		2015				Six months ended
	Second	First	Fourth	Third	Second	First	June 30,	June 30,
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2016	2015
Financial ratios computed on an operating basis(1):
Earnings per basic share	$0.18	$0.14	$0.16	$0.15	$0.15	$0.15	$0.32	$0.31
Earnings per diluted share	$0.18	$0.14	$0.15	$0.15	$0.15	$0.15	$0.32	$0.30
Weighted average shares outstanding - basic(2)	352,134	351,372	351,306	351,293	351,126	350,741	351,753	350,935
Weighted average shares outstanding - diluted(2)	353,844	353,965	353,797	353,248	352,791	352,621	353,853	352,683
Noninterest income as a percentage of net revenue(3)	23.30%	22.81%	25.12%	24.05%	24.76%	23.83%	23.05%	24.30%
Pre-tax, pre-provision income	108,753	104,780	108,531	101,501	101,818	101,667	213,533	203,485
Pre-tax, pre-provision income per diluted share	$0.31	$0.30	$0.31	$0.29	$0.29	$0.29	$0.60	$0.58
Pre-tax, pre-provision return on average assets	1.09%	1.05%	1.09%	1.03%	1.05%	1.07%	1.07%	1.06%
Net interest margin(4)	2.92%	3.00%	2.98%	2.98%	3.02%	3.07%	2.96%	3.04%
Interest yield on average loans(4)	3.72%	3.73%	3.65%	3.64%	3.73%	3.75%	3.73%	3.74%
Rate paid on interest-bearing liabilities	0.60%	0.56%	0.51%	0.50%	0.49%	0.48%	0.58%	0.49%
Efficiency ratio	68.2%	69.8%	69.5%	70.7%	70.9%	70.5%	69.0%	70.7%
Effective tax rate	27.4%	30.2%	26.6%	26.0%	24.7%	30.0%	28.7%	27.5%
Return on average assets	0.70%	0.58%	0.63%	0.61%	0.63%	0.65%	0.64%	0.64%
Return on average equity	6.77%	5.56%	6.00%	5.78%	5.90%	6.12%	6.17%	6.01%
Return on average tangible equity(5)	10.15%	8.37%	9.05%	8.73%	8.94%	9.30%	9.26%	9.12%
Return on average common equity	6.57%	5.26%	5.75%	5.51%	5.63%	5.85%	5.92%	5.74%
Return on average tangible common equity(6)	10.31%	8.29%	9.07%	8.72%	8.94%	9.34%	9.30%	9.13%

Reconciliation of noninterest income on operating basis to reported noninterest income(1):
Total noninterest income on operating basis (Non-GAAP)	$79,623	$79,068	$89,401	$83,443	$86,607	$82,244	$158,691	$168,851
Loss on sale of high yield securities	(11,001)	-	-	-	-	-	(11,001)	-
Total reported noninterest income (GAAP)	68,622	79,068	89,401	83,443	86,607	82,244	$147,690	$168,851
Reconciliation of noninterest expense on operating basis to reported noninterest expense(1):
Total noninterest expense on operating basis (Non-GAAP)	$232,981	$241,879	$247,419	$245,433	$247,899	$243,521	$474,860	$491,420
Merger and acquisition integration expenses	24,772	13,473	14,198	-	-	-	38,245	-
Restructuring charges	-	-	3,378	-	-	17,517	-	17,517
Total reported noninterest expense (GAAP)	$257,753	$255,352	$264,995	$245,433	$247,899	$261,038	$513,105	$508,937

Reconciliation of net operating income to net income(1):
Net operating income (Non-GAAP)	$70,296	$57,448	$62,813	$60,482	$61,010	$62,246	$127,744	$123,256
Nonoperating income and expenses, net of tax:
Loss on sale of high yield securities	6,820	-	-	-	-	-	6,820	-
Merger and acquisition integration expenses	17,044	9,141	9,919	-	-	-	26,185	-
Restructuring charges	-	-	2,094	-	-	10,861	-	10,861
Total nonoperating income and expenses, net of tax	23,864	9,141	12,013	-	-	10,861	33,005	10,861
Net income (GAAP)	$46,432	$48,307	$50,800	$60,482	$61,010	$51,385	$94,739	$112,395

Reconciliation of net operating income available to common stockholders to net income available to common stockholders(1):
Net operating income available to common stockholders (Non-GAAP)	$62,749	$49,901	$55,266	$52,935	$53,463	$54,699	$112,650	$108,162
Nonoperating income and expenses, net of tax:
Loss on sale of high yield securities	6,820	-	-	-	-	-	6,820	-
Merger and acquisition integration expenses	17,044	9,141	9,919	-	-	-	26,185	-
Restructuring charges	-	-	2,094	-	-	10,861	-	10,861
Total nonoperating income and expenses, net of tax	23,864	9,141	12,013	-	-	10,861	33,005	10,861
Net income available to common stockholders (GAAP)	$38,885	$40,760	$43,253	$52,935	$53,463	$43,838	$79,645	$97,301

Computation of pre-tax, pre-provision income:
Net interest income	$262,111	$267,591	$266,549	$263,491	$263,110	$262,944	$529,702	$526,054
Noninterest income	68,622	79,068	89,401	83,443	86,607	82,244	147,690	168,851
Noninterest expense	(257,753)	(255,352)	(264,995)	(245,433)	(247,899)	(261,038)	(513,105)	(508,937)
Pre-tax, pre-provision income (GAAP)	72,980	91,307	90,955	101,501	101,818	84,150	164,287	185,968
Add back: non-operating loss on sale of high yield securities	11,001	-	-	-	-	-	11,001	-
Add back: non-operating noninterest expenses (1)	24,772	13,473	17,576	-	-	17,517	38,245	17,517
Pre-tax, pre-provision income (Non-GAAP)(1)	$108,753	$104,780	$108,531	$101,501	$101,818	$101,667	$213,533	$203,485

(1)	Noninterest income and noninterest expense on an operating basis, net operating income, and pre-tax, pre-provision income on an operating basis are non-GAAP measures that we believe provide meaningful comparisons of our underlying operational performance and facilitates investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, we believe exclusion of these nonoperating items enables management to perform a more effective evaluation and comparison of our results and to assess performance in relation to our ongoing operations.
(2)	Share count excludes unvested restricted stock shares.
(3)	Net revenue is comprised of net interest income and noninterest income.
(4)	Yields and rates calculated on a tax equivalent basis.
(5)	Tangible equity is a non-GAAP measure and excludes goodwill and other intangibles.
(6)	Tangible common equity is a non-GAAP measure and excludes goodwill and other intangibles as well as preferred stock.

First Niagara Financial Group, Inc.
Appendix A - Non-GAAP Reconciliation (Cont.)
(in thousands, except per share amounts)

	2016		2015				Six months ended
	Second	First	Fourth	Third	Second	First	June 30,	June 30,
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2016	2015
Computation of Ending Tangible Assets:
Total assets	$39,991,381	$40,072,435	$39,918,386	$39,413,181	$39,063,543	$38,907,479	$39,991,381	$39,063,543
Less: Goodwill and other intangibles	(1,389,132)	(1,392,367)	(1,396,227)	(1,400,199)	(1,404,201)	(1,410,800)	(1,389,132)	(1,404,201)
Tangible assets	$38,602,249	$38,680,068	$38,522,159	$38,012,982	$37,659,342	$37,496,679	$38,602,249	$37,659,342

Computation of Average Tangible Assets:
Total assets	$40,248,615	$39,959,615	$39,576,697	$39,051,359	$38,913,219	$38,706,545	$40,104,115	$38,810,454
Less: Goodwill and other intangibles	(1,390,654)	(1,394,178)	(1,398,122)	(1,402,138)	(1,407,946)	(1,413,765)	(1,392,416)	(1,410,840)
Tangible assets	$38,857,961	$38,565,437	$38,178,575	$37,649,221	$37,505,273	$37,292,780	$38,711,699	$37,399,614

Computation of Ending Tangible Equity:
Total stockholders' equity	$4,199,792	$4,149,703	$4,126,328	$4,139,377	$4,121,125	$4,125,246	$4,199,792	$4,121,125
Less: Goodwill and other intangibles	(1,389,132)	(1,392,367)	(1,396,227)	(1,400,199)	(1,404,201)	(1,410,800)	(1,389,132)	(1,404,201)
Tangible equity	$2,810,660	$2,757,336	$2,730,101	$2,739,178	$2,716,924	$2,714,446	$2,810,660	$2,716,924

Computation of Ending Tangible Common Equity:
Total stockholders' equity	$4,199,792	$4,149,703	$4,126,328	$4,139,377	$4,121,125	$4,125,246	$4,199,792	$4,121,125
Less: Goodwill and other intangibles	(1,389,132)	(1,392,367)	(1,396,227)	(1,400,199)	(1,404,201)	(1,410,800)	(1,389,132)	(1,404,201)
Less: Preferred stockholders' equity	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)
Tangible common equity	$2,472,658	$2,419,334	$2,392,099	$2,401,176	$2,378,922	$2,376,444	$2,472,658	$2,378,922

Computation of Average Tangible Equity:
Total stockholders' equity	$4,177,087	$4,154,033	$4,152,977	$4,149,635	$4,145,334	$4,127,743	$4,165,560	$4,136,587
Less: Goodwill and other intangibles	(1,390,654)	(1,394,178)	(1,398,122)	(1,402,138)	(1,407,946)	(1,413,765)	(1,392,416)	(1,410,840)
Tangible equity	$2,786,433	$2,759,855	$2,754,855	$2,747,497	$2,737,388	$2,713,978	$2,773,144	$2,725,747

Computation of Average Tangible Common Equity:
Total stockholders' equity	$4,177,087	$4,154,033	$4,152,977	$4,149,635	$4,145,334	$4,127,743	$4,165,560	$4,136,587
Less: Goodwill and other intangibles	(1,390,654)	(1,394,178)	(1,398,122)	(1,402,138)	(1,407,946)	(1,413,765)	(1,392,416)	(1,410,840)
Less: Preferred stockholders' equity	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)
Tangible common equity	$2,448,431	$2,421,853	$2,416,853	$2,409,495	$2,399,386	$2,375,976	$2,435,142	$2,387,745

First Niagara Contacts
Investors:
Brandon Kraatz
Vice President,
Investor Relations
(716) 819-5669
brandon.kraatz@fnfg.com

News Media:
David Lanzillo
Senior Vice President,
Corporate Communications
(716) 819-5780
david.lanzillo@fnfg.com